                                                                    EXHIBIT 99.1


ADVOCAT INC.
277 MALLORY STATION ROAD, SUITE 130
FRANKLIN, TENNESSEE  37067
(615) 771-7575
                                                                    NEWS RELEASE


Contact:     William R. Council, III
             Interim CEO and Chief Financial Officer


               ADVOCAT ANNOUNCES RETIREMENT OF CEO AND PRESIDENT


Franklin, Tenn. - (October 18, 2002) - Advocat Inc. (Nasdaq OTC:AVCA) announced today the retirement of Charles W. Birkett, M.D. from his positions as Chairman, Director and Chief Executive Officer of Advocat. The Company also announced the resignation of Charles H. Rinne as President. William R. Council, the Company's Chief Financial Officer, has been elected interim CEO and will join the Board of Directors. Director Wallace Olson will assume the role of Chairman.


Commenting on his retirement, Dr. Birkett said "After 43 years in the North American health care systems, and 23 years with Advocat and its predecessors, it is time to spend all of my time with family and friends. I will miss the many close friends and colleagues I have had with the Company, and wish them the very best." Mr. Olson commented that "Advocat thanks Dr. Birkett for his many years of contributions to the Company."


FORWARD-LOOKING STATEMENTS MADE IN THIS RELEASE INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, UNCERTAINTY REGARDING THE COMPANY'S ABILITY TO RESTRUCTURE OR REFINANCE ITS DEBT, THE IMPACT OF UNDER INSURED PROFESSIONAL LIABILITY CLAIMS, FACTORS AFFECTING THE LONG-TERM CARE INDUSTRY IN GENERAL, GOVERNMENTAL REIMBURSEMENT, GOVERNMENT REGULATION, HEALTH CARE REFORMS, THE IMPACT OF FUTURE LICENSING SURVEYS, CHANGING ECONOMIC AND MARKET CONDITIONS AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. ADVOCAT INC. IS NOT RESPONSIBLE FOR UPDATING THE INFORMATION CONTAINED IN THIS PRESS RELEASE BEYOND THE PUBLISHED DATE, OR FOR CHANGES MADE TO THIS DOCUMENT BY WIRE SERVICES OR INTERNET SERVICES.


Advocat Inc. operates 100 facilities including 37 assisted living facilities with 3,704 units and 63 skilled nursing facilities containing 7,198 licensed beds as of June 30, 2002. The Company operates facilities in 10 states, primarily in the Southeast, and four provinces in Canada.


    For additional information about the Company, visit Advocat's web site:
                           http://www.irinfo.com/avc


                                      ###